EXHIBIT 12.1
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)





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

                                                   SIX MONTHS ENDING
                                                        JUNE 30,                    YEAR ENDING DECEMBER 31,
                                                  -------------------  ------------------------------------------------------
                                                     2000      1999      1999        1998       1997       1996       1995
                                                   --------  --------  ---------  ----------  ---------  ---------  ---------
Fixed charges, as defined
  Interest charges                                 $19,365   $19,452   $ 38,231   $  50,253   $ 50,625   $ 43,884   $ 41,305
  Preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis             ---       ---        ---         ---        ---        ---        ---
                                                   --------  --------  ---------  ----------  ---------  ---------  ---------

Total fixed charges                                $19,365   $19,452   $ 38,231   $  50,253   $ 50,625   $ 43,884   $ 41,305
                                                   ========  ========  =========  ==========  =========  =========  =========

Earnings, as defined (2):
  Earnings (loss) from continuing operations
    before income taxes and extraordinary item     $80,384   $22,484   $ 76,177   $(238,609)  $ 16,896   $ 20,945   $ 16,600
  Fixed charges, above                              19,365    19,452     38,231      50,253     50,625     43,884     41,305
  Less interest capitalized                         (9,874)   (6,851)   (14,539)    (23,215)   (25,818)   (27,102)   (16,211)
  Plus undistributed (earnings) loss of affiliates      59       ---         28         ---        ---       (118)     2,249
  Less preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis             ---       ---        ---         ---        ---        ---        ---
                                                   --------  --------  ---------  ----------  ---------  ---------  ---------

                                                   $89,934   $35,085   $ 99,897   $(211,571)  $ 41,703   $ 37,609   $ 43,943
                                                   ========  ========  =========  ==========  =========  =========  =========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)             4.6       1.8        2.6         ---        0.8        0.9        1.1
                                                   ========  ========  =========  ==========  =========  =========  =========

____________________

(1)     Earnings were inadequate to cover fixed charges for the years ended December 31, 1998, 1997 and 1996 by $261,824,000,
$8,922,000  and  $6,275,000,  respectively.
(2)     Earnings  reflect  nonrecurring  writedowns and loss provisions of $(250,000) and $1,220,000 for the six months ended
June  30,  2000 and 1999, respectively, $5,159,000, $348,064,000, $46,153,000 and $1,058,000 for the years ended December 31,
1999, 1998, 1996 and 1995, respectively.  Nonrecurring gains from the sale of  assets and other gains aggregated $442,000 for the  six  months  ended  June  30,  1999, $442,000, $125,617,000, $6,253,000, $22,189,000 and $13,617,000 for the years ended
December  31,  1999,  1998,  1997,  1996 and 1995, respectively. The ratio of earnings to fixed charges if adjusted to remove nonrecurring items, would have been 4.6 and 1.8 for the six months ended June 30, 2000 and 1999, respectively, 2.7, 0.2, 0.7,
1.4  and  0.8  for  the  years ended December 31, 1999, 1998, 1997, 1996 and 1995, respectively.  Without nonrecurring items, earnings  would  have  been  inadequate  to  cover  fixed  charges  for  the  years ended December 31, 1998, 1997 and 1995 by
$39,377,000,  $15,175,000  and  $9,921,000,  respectively.

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